UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 31, 2002

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Radnor Corporate Center, Suite 200,
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 687-8900

Not Applicable

(Former Name, Former Address, and Former Fiscal Year, If Changed Since Last Report)

Item 5. Other Events.

On December 31, 2002, Registrant issued the following press release:

Penn Virginia Resource Partners, L.P.

One Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: Frank A. Pici, Vice President and Chief Financial Officer

(610) 687-8900 Fax (610) 687-3688 E-Mail: invest@pvresource.com

PENN VIRGINIA RESOURCE PARTNERS, L.P. ANNOUNCES DIRECTOR RESIGNATION

RADNOR, Pa., December 31, 2002 - Penn Virginia Resource Partners, L.P. (NYSE: PVR) announced that, effective today, Peter B. Lilly has resigned from the Board of Directors of Penn Virginia Resource GP, LLC, PVR's general partner. Mr. Lilly's decision to resign was based on the duties and responsibilities of his new position as Chief Operating Officer - Coal of CONSOL Energy Inc. (NYSE:CNX).

A. James Dearlove, President and Chief Executive Officer, said "In his role as a Penn Virginia Corporation (NYSE: PVA) director, Pete was instrumental in the formation of Penn Virginia Resource Partners. As chairman of PVR, he provided the partnership with leadership and a keen insight into the coal and energy industry. It is unfortunate for us that Pete's new duties as Chief Operating Officer - Coal of CONSOL Energy Inc. have resulted in his leaving the PVR Board. We wish Pete the best of luck and great success in his new position."

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PVR was formed by Penn Virginia Corporation (NYSE: PVA) to manage coal properties in the Central United States. PVR also provides fee-based coal preparation and transportation facilities to some of its lessees to enhance their production levels and to generate additional coal services revenues. In addition to the coal business, PVR generates revenues from the sale of timber growing on its properties. PVR is headquartered in Radnor, PA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2003	PENN VIRGINIA RESOURCE PARTNERS, L.P.
By: Penn Virginia Resource GP, LLC , General Partner

Name	By:/s/ Nancy M. Snyder
Title:	Nancy M. Snyder Vice President